Exhibit 10.37

Dear
ENERGY VAULT SA
Via Pessina 13
6900 Lugano

Bioggio, 1 giugno 2021 RQ/tc

LEASE EXTENSION

Dear Sirs,

As discussed and agreed with Mr. Gionatan Cattaneo, we confirm our agreement for the extension of the partial lease of mappale 55 RFD Castione from 1 November 2021 to 30 October 2022 at the following conditions:

Space and buildings at your disposal as per the attached plan.

Rent of Chf./year 252'400.00 + VAT payable in quarterly instalments in advance.

All management expenses are at your charge.

All other clauses of the current lease agreement will remain valid.

Energy Vault SA will have to extend or issue a new guarantee expiring on 30 October 2022 as attached and to be delivered to Castim SA by 30 September 2021.

For the above, a copy of the liability insurance in respect of your activities on the subject land parcel is required.

This confirmation, signed by both parties, is valid as a binding document and as an extension of the lease agreement.

FOR APPROVAL

ENERGY VAULT SA	CASTIM SA
Riccardo Quadroni

/s/ Robert Piconi	/s/ Riccardo Quadroni

Annexes: cited

CASTIM SA

Via Industria 31 - 6934 Bioggio (CH)

Tel++41 91 604 64 10

Fax++41 91 604 64 15 E-mail tigestim@tigestim.com